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                                                                    EXHIBIT 99.1

                            SPIKE TECHNOLOGIES, INC.
                             1998 STOCK OPTION PLAN

1.    PURPOSE

      The purpose of the Spike Technologies, Inc. 1998 Stock Option Plan (the "Plan") of Spike Technologies, Inc., a California corporation (the "Corporation"), is to encourage ownership in the Corporation by key employees and nonemployee directors of the Corporation, because long-term employment of key employees and retention of directors is considered essential to the Corporation's continued progress. The Plan provides a further incentive for key employees and nonemployee directors to continue in the service of the Corporation. Where permitted by applicable laws, the Plan allows the participation of certain selected consultants in the Corporation's success through their participation in the growth in the value of the Common Stock of the Corporation.

2.    ADMINISTRATION

      The Board of Directors of the Corporation (the "Board") shall supervise and administer the Plan. The Board shall from time to time designate the key employees and nonemployee directors of the Corporation who shall be granted stock options under the Plan and the amount of stock to be optioned to each. If permitted by Rule 16b-3 of the Securities Exchange Act of 1934, the Plan may be administered by different bodies with respect to directors, non-director officers and employees who are neither directors nor officers. The Corporation shall give notice of the stock option grant to the employee or nonemployee director. All questions of interpretation of the Plan or of any options issued under it shall be determined by the Board, and that determination shall be final and binding upon all persons having an interest in the Plan. Any or all powers and discretion vested in the Board under the Plan may be exercised by any subcommittee of the Board so authorized by the Board.

3.    STOCK SUBJECT TO THE PLAN

      The maximum number of shares of the Common Stock of the Corporation that may be optioned under the Plan shall be three million (3,000,000) shares (the "Shares"). The limitation on the number of Shares that may be optioned under the Plan shall be subject to adjustment as provided in Section 13 of the Plan. If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the Shares allocable to the unexercised portion of that option shall again become available for option pursuant to the Plan.

4.    PARTICIPATION IN THE PLAN

      A. INCENTIVE STOCK OPTIONS. Only employees may be granted Incentive Stock Options. Except where options are stated to be nonqualified stock options, options granted to employees are intended to qualify as Incentive Stock Options, to the extent permitted under applicable laws. No consultant or non-employee director may be granted incentive stock options.

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      B. NONSTATUTORY STOCK OPTIONS. Employees, directors, and consultants may be granted nonstatutory stock options, which may also be called "nonqualified stock options".

5.    TIME FOR GRANTING OPTIONS

      All options for Shares subject to the Plan shall be granted, if at all, not later than ten (10) years after the approval of the Plan by the shareholders of the Corporation.

6.    INCENTIVE STOCK OPTION TERMS AND CONDITIONS

      Options granted to employees (but not to nonemployee directors) under the terms and conditions of this Section 6 are intended to be incentive stock options ("ISOs") under section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each incentive stock option granted under the Plan shall be authorized by action of the Board and shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

      A. EXERCISE PRICE. The exercise price of each incentive stock option shall be at least one hundred percent (100%) of the fair market value of a Share of the Corporation on the date the option is granted; provided, however, that the exercise price of an incentive stock option granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, as determined under the stock ownership rules specified in Subsection 6.C, shall be one hundred ten percent (110%) of the fair market value of a Share of the Corporation on the date the option is granted. The fair market value shall be determined by the Board.

      B. DURATION OF OPTIONS. No incentive stock option shall be exercisable after the expiration often (10) years from the date on which that option is granted; provided, however, that no incentive stock option granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, as determined under the stock ownership rules specified in Subsection 6.C, shall be exercisable after the expiration of five (5) years from the date on which that option is granted.

      C. DETERMINATION OF STOCK OWNERSHIP. For purposes of determining in Subsections 6.A and 6.B whether an employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, an employee shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Stock with respect to which the employee holds an option shall not be counted.

      D. RIGHT TO EXERCISE. Each incentive stock option shall become exercisable and vest according to the terms and conditions established by the Board and reflected in the written agreement evidencing the option. Notwithstanding the preceding sentence, after an initial public offering, all outstanding incentive stock options shall immediately become exercisable in full in the event that a tender within the meaning of section 14 of the Securities Exchange Act of 1934, as amended, is made for five percent (5%) or more of the Corporation's outstanding capital stock

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by any person other than the Corporation or an affiliate. Each incentive stock option shall be subject to termination before its date of expiration as provided in Subsection 6.E.

      E. TERMINATIONS OF OPTIONS. If an optionee ceases to be an employee of the Corporation, his or her rights to exercise an incentive stock option then held shall be only as follows:

            i. DEATH: If an optionee dies while he or she is employed by the Corporation, the optionee's estate shall have the right for a period of six (6) months (or such longer period as the Board may determine at the date of grant or during the term of the option) after the date of death to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

            ii. DISABILITY: If an optionee's employment with the Corporation ends because the optionee becomes disabled, the optionee or his or her qualified representative (in the event of the optionee's mental disability) shall have the right for a period of six (6) months after the date on which the optionee's employment ends to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

            iii. RESIGNATION: If an optionee voluntarily resigns from the Corporation, the optionee shall have the right for a period of two (2) months after the date of resignation to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

            iv. TERMINATION FOR REASONS OTHER THAN CAUSE: If an optionee's employment is terminated by the Corporation for reasons other than cause, the optionee shall have the right for a period of two (2) months after the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. The termination of an optionee's employment by the Corporation will be for reasons other than cause if the termination is NOT due to an act by the optionee of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Corporation, or to deliberate disregard by the optionee of the rules of the Corporation resulting in loss, damage, or injury to the Corporation, or to any unauthorized disclosure by the optionee of any of the secrets or confidential information of the Corporation, or to the optionee's having induced any client or customer of the Corporation to break any contract with the Corporation, or to the optionee's having induced any principal for whom the Corporation acts as agent to terminate the agency relationship, or to any conduct of the optionee that constitutes unfair competition with the Corporation.

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            v. OTHER REASONS: If an optionee's employment with the Corporation ends for any reason not mentioned above in this Subsection 6.E, (including without limitation, termination for cause), all rights of the optionee in an incentive stock option, to the extent that it has not been exercised, shall terminate on the date the optionee's employment ends.

      F. NOTICE OF SALE. If an optionee sells or otherwise disposes of any Shares acquired upon exercise of an incentive stock option, the optionee shall give the Corporation notice of the sale or disposition within five (5) days thereafter.

      G. LIMIT ON EXERCISE OF INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value (determined as of the time the option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under all plans of the Corporation and its parent and subsidiary corporations) exceeds One Hundred Thousand Dollars ($100,000), the options shall be treated as options that are not incentive stock options.

7.    NONQUALIFIED STOCK OPTION TERMS AND CONDITIONS

      The options granted under the terms and conditions of this Section 7 are nonqualified stock options and are not intended to qualify as either a qualified stock option or an incentive stock option as those terms are defined by applicable provisions of the Code. Each nonqualified stock option granted under the Plan shall be authorized by action of the Board and shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

      A. EXERCISE PRICE. The exercise price of each nonqualified stock option shall not be less than forty-six cents ($0.46) per Share.

      B. DURATION OF OPTIONS. Each nonqualified stock option shall be for a term determined by the Board; provided, however, that the term of any option may not exceed ten (10) years.

      C. RIGHT TO EXERCISE. Each nonqualified stock option shall become exercisable and vest according to the terms and conditions established by the Board and reflected in the written agreement evidencing the option. Notwithstanding the preceding sentence, after an initial public offering, all outstanding nonqualified stock options shall immediately become exercisable in full in the event that a tender within the meaning of section 14 of the Securities Exchange Act of 1934, as amended, is made for five percent (5%) or more of the Corporation's outstanding capital stock by any person other than the Corporation or an affiliate. Each nonqualified stock option shall be subject to termination before its date of expiration as provided in Subsection 7.D.

      D. TERMINATIONS OF OPTIONS. If an optionee ceases to be an employee of the Corporation, his or her rights to exercise a nonqualified stock option then held shall be only as follows:

            i. DEATH: If an optionee dies while he or she is employed by the Corporation, the optionee's estate shall have the right for a period of six (6) months (or such longer period as the Board may determine at the date of grant or during the term of the option)

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after the date of death to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

            ii. DISABILITY: If an optionee's employment with the Corporation ends because the optionee becomes disabled, the optionee or his or her qualified representative (in the event of the optionee's mental disability) shall have the right for a period of six (6) months after the date on which the optionee's employment ends to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

            iii. RESIGNATION: If an optionee voluntarily resigns from the Corporation, the optionee shall have the right for a period of two (2) months after the date of resignation to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

            iv. TERMINATION FOR REASONS OTHER THAN CAUSE: If an optionee's employment is terminated by the Corporation for reasons other than cause, the optionee shall have the right for a period of two (2) months after the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. The termination of an optionee's employment by the Corporation will be for reasons other than cause if the termination is NOT due to an act by the optionee of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Corporation, or to deliberate disregard by the optionee of the rules of the Corporation resulting in loss, damage, or injury to the Corporation, or to any unauthorized disclosure by the optionee of any of the secrets or confidential information of the Corporation, or to the optionee's having induced any client or customer of the Corporation to break any contract with the Corporation, or to the optionee's having induced any principal for whom the Corporation acts as agent to terminate the agency relationship, or to any conduct of the optionee that constitutes unfair competition with the Corporation,

            v. OTHER REASONS: If an optionee's employment with the Corporation ends for any reason not mentioned above in this Subsection 7.D, all rights of the optionee in a nonqualified stock option, to the extent that it has not been exercised, shall terminate on the date the optionee's employment ends.

8.    GRANTS TO NONEMPLOYEE DIRECTORS

      All options granted to nonemployee directors shall be subject to the following terms and conditions:

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      A. NONQUALIFIED OPTIONS. All stock options granted to nonemployee directors pursuant to the Plan shall be nonqualified stock options.

      B. EXERCISE PRICE. The exercise price of each option granted to a nonemployee director shall not be less than forty-six cents ($0.46) per Share.

      C. DURATION OF OPTIONS. Each option granted to a nonemployee director shall be for a term determined by the Board; provided, however, that the term of any option may not exceed ten (10) years.

      D. RIGHT TO EXERCISE. Each option granted to a nonemployee director shall become exercisable and vest according to the terms and conditions established by the Board and reflected in the written agreement evidencing the option. Notwithstanding the preceding sentence, after an initial public offering, all outstanding nonemployee directors' options shall immediately become exercisable in full in the event that a tender within the meaning of section 14 of the Securities Exchange Act of 1934, as amended, is made for five percent (5%) or more of the Corporation's outstanding capital stock by any person other than the Corporation or an affiliate. Each option granted to a nonemployee director shall be subject to termination before its date of expiration as provided in Subsection 8.E.

      E. TERMINATIONS OF OPTIONS. If a nonemployee director ceases to be a director of the Corporation, his or her rights to exercise an option then held shall be only as follows:

            i. DEATH: If a nonemployee director dies while he or she is serving on the Board of the Corporation, the director's estate shall have the right for a period of six (6) months (or such longer period as the Board may determine at the date of grant or during the term of the option) after the date of death to exercise the option to the extent the director was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. A director's "estate" shall mean the director's legal representative or any person who acquires the right to exercise an option by reason of the director's death.

            ii. DISABILITY: If a nonemployee director's Board membership ends because the director becomes disabled, the director or his or her qualified representative (in the event of the director's mental disability) shall have the right for a period of six (6) months after the date on which the director's Board membership ends to exercise the option to the extent the director was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

            iii. RESIGNATION: If a nonemployee director voluntarily resigns from the Corporation's Board, the director shall have the right for a period of two
(2) months after the date of resignation to exercise the option to the extent the director was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

            iv. TERMINATION FOR REASONS OTHER THAN CAUSE: If a nonemployee director's Board membership is terminated by the Corporation for reasons other

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than cause, the director shall have the right for a period of two (2) months after the date of termination to exercise the option to the extent the director was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. The termination of a nonemployee director's Board membership will be for reasons other than cause if the termination is NOT due to an act by the director of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Corporation, or to deliberate disregard by the director of the rules of the Corporation resulting in loss, damage, or injury to the Corporation, or to any unauthorized disclosure by the director of any of the secrets or confidential information of the Corporation, or to the director's having induced any client or customer of the Corporation to break any contract with the Corporation, or to the director's having induced any principal for whom the Corporation acts as agent to terminate the agency relationship, or to any conduct of the director that constitutes unfair competition with the Corporation.

            v. OTHER REASONS: If a nonemployee director's Board membership ends for any reason not mentioned above in this Subsection 8.E, all rights of the director in an option, to the extent that it has not been exercised, shall terminate on the date the director's Board membership ends.

9.    EXERCISE OF OPTIONS

      Optionees may exercise options only by providing written notice to the Corporation at the address specified in the written agreement evidencing the option. The notice must be accompanied by full payment in cash for the Shares as to which the options are exercised.

10.   TRANSFERABILITY

      Each option granted under the Plan by its terms shall not be transferable by the optionee and shall be exercisable only by the optionee during his or her lifetime. No option or interest therein may be transferred, assigned, pledged, or hypothecated by the optionee, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

11.   MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

      The Board shall have the power to modify, extend, or renew outstanding options and authorize the grant of new options in substitution therefor, provided that any such action may not have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the optionee.

12.   LIMITATION OF RIGHTS

      A. NO RIGHT TO AN OPTION. Nothing in the Plan shall be construed to give any employee or any nonemployee director of the Corporation any right to be granted an option.

      B. NO EMPLOYMENT RIGHTS. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Corporation will employ or continue the Board

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membership of an optionee for any period of time, or in any position, or at any particular rate of compensation.

      C. NO SHAREHOLDERS' RIGHTS. An optionee shall have no rights as a shareholder with respect to the Shares covered by his or her options until the date of the issuance to him or her of a share certificate for the Shares, and no adjustment will be made for dividends or other rights for which the record date is prior to the date the certificate is issued.

13.   CHANGES IN PRESENT SHARES

      A. The grant of a stock option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

      B. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Corporation's present Shares, appropriate adjustment shall be made by the Board in the kind, option price, and number of Shares (including the maximum number of Shares that may be optioned under the Plan, as specified in Section 3) that are or may become subject to options granted or to be granted under the Plan.

      C. In the event of the proposed dissolution or liquidation of the Corporation, the Board shall notify the optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the stock option shall terminate immediately prior to the consummation of such proposed action.

      D. In the event of a merger of the Corporation with or into another corporation, the stock option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the stock option or to substitute an equivalent option, the Board may, in lieu of such assumption or substitution, provide for the optionee to have the right to exercise the stock option as to all of the options granted, including shares which would not otherwise be exercisable.

            i. If the Board does not make a stock option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the stock option shall terminate immediately upon the expiration of such fifteen-day period.

            ii. If the Board makes a stock option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the optionee that the stock option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the stock option will terminate upon the expiration of such period.

            iii. For the purposes of this Paragraph 13.D, the stock option shall be considered assumed if, following the merger, the option confers the right to purchase, for each

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share of stock subject to the option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the stock option, for each share of stock subject to the option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

14.   EFFECTIVE DATE OF THE PLAN

      The Plan will become effective upon approval by the Corporation's shareholders within twelve (12) months of the date the Plan is adopted by the Corporation's Board of Directors. Options may be granted under the Plan at any time after the Plan becomes effective and before the termination of the Plan.

15.   AMENDMENT OF THE PLAN

      A. AUTHORITY TO AMEND OR TERMINATE. The board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any optionee under any grant theretofore made, with his or her consent. In addition, to the extend necessary and desirable to comply with Rule 16b-3 of the Securities and Exchange Act of 1934 or with Section 422 of the Internal revenue Code (or any applicable law or regulation, including the requirements of any Stock Exchange), the Company shall be required to obtain shareholder approval of any plan amendment in such a manner and to such a degree as required.

      B. EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of the Plan shall adversely affect Options already granted, unless mutually agreed otherwise between the Optionee and the Board, Which agreement must be in writing and signed by the Optionee and the Company.

Date Plan Approved by the Board: March 1, 1998
Date Plan Approved by Shareholders: March 1, 1998

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